UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
          Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

                          Date of Report: March 9, 2005
                 Date of Earliest Event Reported: March 8, 2005

                          Commission file number 1-6450

                        GREAT LAKES CHEMICAL CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                             95-1765035
     (State or other jurisdiction of                (IRS Employer
      incorporation or organization)             Identification No.)

     9025 NORTH RIVER ROAD, SUITE 400
          INDIANAPOLIS, INDIANA                         46240
 (Address of principal executive offices)             (Zip Code)

         Registrant's telephone number, including area code 317-715-3000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

         On March 8, 2005, Great Lakes Chemical Corporation entered into a definitive merger agreement with Crompton Corporation for an all-stock merger transaction that will create the third-largest publicly traded U.S. specialty chemicals company. The new company will have combined pro forma 2004 revenues of more than $4.1 billion and a market capitalization of nearly $3.2 billion.

         Under terms of the agreement, which has been unanimously supported by the boards of directors of both companies, Great Lakes shareholders will receive
2.2232 shares of Crompton common stock for each share of Great Lakes common stock they hold. The transaction is expected to be tax-free to Great Lakes' shareholders. The exchange ratio represents a 10.1% premium over Great Lakes' closing share price on March 8, 2005, and equates to $29.92 per Great Lakes share. Based on the March 8th price, the transaction is valued at $1.8 billion, including approximately $250 million of Great Lakes' net debt and minority interest.

         The new company will be owned 51 percent by Crompton shareholders and 49 percent by Great Lakes shareholders on a fully-diluted basis. Robert L. Wood, currently chairman, president and CEO of Crompton, will serve in those capacities for the combined company, which will be headquartered in Middlebury, Connecticut. In addition to Robert L. Wood, the board of directors will have five directors from each side, for a total of eleven directors. The new company expects to maintain Crompton's existing cash dividend level of $.05 per quarter.

         The transaction is expected to be accretive to the combined company's 2006 earnings per share and cash flow per share. In addition to significant cost synergies, the combined company expects to realize cash flow benefits related to utilization of Crompton's net operating losses. One-time pre-tax closing costs are expected to be approximately $35 million - $40 million. The combined company also expects to incur one-time pre-tax integration costs of approximately $90 million - $100 million.

         The transaction, which is expected to close by mid-year, is subject to regulatory approvals, approval by shareholders of both companies and other customary conditions. The merger agreement also contains mutual representations and warranties of the parties covering customary matters. Merrill Lynch & Co. acted as financial advisor to Great Lakes and Weil, Gotshal & Manges LLP acted as legal counsel to Great Lakes on this transaction.

         The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is filed as Exhibit 2.1 hereto and incorporated into this report by reference. In addition, a copy of a press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated into this report by reference.

         Great Lakes and Crompton will file a proxy statement/prospectus and other documents regarding the proposed merger described in this communication with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about Great Lakes and Crompton and the proposed transaction. A definitive proxy statement/prospectus will be sent to security holders of Great Lakes and Crompton seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by Great Lakes and Crompton with the SEC at the SEC's web site at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of cost by directing a request to GREAT LAKES, 9025 North River Road, Suite 400, Indianapolis, IN 46240, attention Investor Relations,
Telephone: (317) 715-3027 or CROMPTON, 199 Benson Road, Middlebury, CT 06749, attention Investor Relations, Telephone: (203) 573-2163.

         Great Lakes and Crompton and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Great Lakes and Crompton in connection with the merger. Information about Great Lakes and Crompton and their respective directors and officers can be found in Great Lakes' and Crompton's respective Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

Forward-Looking Statements
--------------------------

         Crompton and Great Lakes caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking information includes, but is not limited to, statements about the benefits of the business combination of Crompton and Great Lakes, including future financial and operating results, the combined companies' plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those included in the forward-looking information: the risk that the businesses will not be integrated successfully; the risk that the cost savings and other synergies from the transaction may not be fully realized or take longer to realize than anticipated; the inability to achieve cash flow synergies; disruption from the transaction that makes it more difficult to maintain relationships with employees, customers or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; the ability to obtain regulatory approval of the transaction on the proposed terms and schedule; and the failure of the stockholders of either Crompton or Great Lakes to approve the transaction.

Item 9.01      Financial Statements and Exhibits

               (c)      Exhibits

                         Exhibit Number        Exhibit Description
                         --------------        -------------------

                               2.1 Agreement and Plan of Merger dated as of March 8, 2005, among Crompton
                                        Corporation, Copernicus Merger
                                        Corporation and Great Lakes Chemical
                                        Corporation


                              99.1       Press Release Dated March 9, 2005

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GREAT LAKES CHEMICAL CORPORATION


Date:   March 9, 2005                     By:  /s/ Jeffrey M. Lipshaw
                                              ----------------------------------
                                              Name:   Jeffrey M. Lipshaw
                                              Title:  Senior Vice President and
                                                      General Counsel